CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Quaker Investment Trust and to the use of our report dated August 19, 2026 on the financial statements and financial highlights of CCM Affordable Housing MBS ETF, a series of Quaker Investment Trust, appearing in Form N-CSR for the year ended June 30, 2026, which are also incorporated by reference into the Registration Statement.

/s/ TAIT WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 28, 2026